EXHIBIT 10.1
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, made and entered into as of February 10, 2015, by and between TapImmune, Inc. (the “Company”), and John Bonfiglio, a resident of the State of North Carolina ("Consultant").

W I T N E S S E T H:

WHEREAS, by virtue of Consultant's expected or demonstrated experience and expertise in strategy and operations and anticipated service to the Company, the Company wishes to hire Consultant as an independent contractor to perform the duties listed below.

NOW, THEREFORE, for and in consideration of this Agreement, the hiring of Consultant and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ENGAGEMENT. The Company hereby engages Consultant, and Consultant accepts such engagement as an independent contractor, to provide certain business strategy services along with such other services as requested by the Company and agreed upon between Consultant and the Company from time to time. The scope of the consulting work is attached hereto as Exhibit A.

2. BASIC OBLIGATIONS AND DUTIES. Consultant agrees that during the term of this Agreement, Consultant will diligently perform Consultant’s assigned duties, and abide by the provisions of the published policies of the Company which are currently in effect and as they are from time to time changed by the Company.

3. TERM. Subject to the provisions for termination hereinafter provided, this Agreement shall become effective as of February 10, 2015, and shall continue until February 10, 2016 (the “Term”). The term may be extended upon the mutual agreement of the parties.

4. COMPENSATION; EXPENSES. Consultant shall receive as compensation for the services provided hereunder the following: a fee of Ten Thousand Dollars ($10,000.00) per month for each month spent performing Consultant’s duties hereunder; (b) an option to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.145 per share. The option will vest as follows: For the first three months of the Term, 33,333 options will vest upon the last day of the applicable month; and the remaining options will vest in equal monthly installments over the remaining nine months of the Term. Notwithstanding the foregoing, the option will accelerate and all options shall vest upon a change of control as defined in the Company’s Stock Option Plan; and The Company shall, on the 15th day of each month, pay Consultant the fees owing for the preceding month. The Company will also reimburse Consultant for any reasonable travel and other out-of-pocket expenses incurred in performing the services hereunder subject to Consultant’s receiving pre-approval for any travel expenses and submitting Company-required reimbursement forms and receipts for the expenses. Payment on expense reimbursement shall be made within thirty (30) days of the date the properly completed expense reimbursement form is submitted. Consultant shall pay all taxes of any kind whatsoever which arise from the compensation paid to him hereunder and shall indemnify and hold the Company harmless from failure to pay such taxes. Consultant acknowledges that no benefits will be provided to him by the Company.

5. TERMINATION. This Agreement may be terminated by either party upon thirty (30) days’ prior written notice. In addition, this Agreement may be terminated immediately by the Company if Consultant has breached any of the terms of this Agreement. Upon termination, all fees and reimbursements shall be paid and provided to the date of termination.

6. CONFIDENTIAL OR PROPRIETARY INFORMATION. During the performance of any consulting services and thereafter, Consultant agrees that Consultant will not, without the prior written consent of the Company, divulge to any third party, or use for Consultant’s or any third party’s benefit, any confidential or proprietary information obtained as a result of the performance of Consultant’s consulting services. Confidential or proprietary information shall not include information of the Company that (a) is already known by Consultant at the time of its disclosure; (b) is or becomes publicly known through no fault by Consultant; (c) is received from a third party free to disclose it to Consultant; or (d) is communicated to a third party with the express written consent of the Company.

7. INVENTIONS. Consultant agrees that all inventions developed, work performed or discoveries made by Consultant in the course of the performance of Consultant’s consulting services for the Company (“Inventions”) shall be the property of the Company. Consultant agrees to promptly disclose to the Company all Inventions and keep accurate records relating to the conception and reduction to practice of all Inventions, which records shall be the sole and exclusive property of the Company. Consultant also hereby assigns to the Company the entire right, title and interest in and to the Inventions and in and to all proprietary rights therein or based thereon including without limitation any and all copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. Without limiting the foregoing, Consultant agrees that all Inventions which are protectable by copyright and may constitute “works made for hire” pursuant to United States Copyright Act (17 U.S.C., Section 101) shall be deemed to be “works made for hire.”

8. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power granted hereunder at any particular time be deemed a waiver or relinquishment of such rights or power at any other time or times.

9. REMEDY. In the event that it shall become necessary for either party to retain the services of an attorney to enforce any terms under this Agreement, the prevailing party, in addition to all other rights and remedies, shall be entitled to reasonable attorneys’ fees and costs of suit.

10. INDEPENDENT CONTRACTOR STATUS. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between Consultant and the Company. Neither party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other. Except as specifically set forth herein, neither party shall have the power to control the activities and operations of the other and its status at all times will continue to be that of an independent contractor. Except as provided herein, neither party shall have any power or authority to bind or commit the other.

11. INDEMNIFICATION. The Company shall indemnify Consultant from each and every demand, claim, loss, liability, or damage of any kind, including actual attorneys’ fees, whether in tort or contract, that she may incur by reason of, or arising out of, any claim which is made by any third party with respect to the services performed under this Agreement, except for claims by third parties with respect to or caused by the negligence of willful misconduct of, or the breach of this Agreement by, Consultant or his agents.

12. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

13. ENTIRE AGREEMENT; MODIFICATION. This Agreement embodies the entire agreement of Consultant and the Company related to the subject matter hereof. This Agreement may be changed, modified or discharged only if consented to in writing by both parties.

14. ARBITRATION; GOVERNING LAW. (a) Any disputes that arise between the parties shall be submitted to binding arbitration by the American Arbitration Association, to be determined and resolved by said Association under its rules and procedures in effect at the time of submission. The arbitration shall take place in New York, New York. The parties hereby agree to share equally in the costs of said arbitration except that the arbitrator may award costs to the prevailing party. The final arbitration decision shall be enforceable through the courts of any state in which Consultant resides or the courts of the State of New York. In the event that this arbitration provision is held unenforceable by any court of competent jurisdiction, then this Agreement shall be as binding and enforceable as if this section 14 were not a part hereof.

(b) This Section 14 shall not prevent the Company from seeking equitable relief in any court of competent jurisdiction in the event of a breach or a threatened breach of this Agreement. Consultant agrees to submit to the jurisdiction of the federal and state courts located within the State of North Carolina.

(c) This Agreement shall be governed by and according to the laws of the State of North Carolina without regard to its conflicts of law rules.

15. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors and assigns. Consultant shall not assign or delegate any of her responsibilities hereunder without the written consent of the Company.

16. CAPTIONS. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on day and year first above written.

CONSULTANT:

/s/ John Bonfiglio

COMPANY:
By: /s/ Glynn Wilson

EXHIBIT A

SCOPE OF CONSULTING SERVICES

Consultant shall provide the following services to the Company:

Consultant will work with the Chairman and CEO of the Company to (a) review Company strategy, technology differentiation and development; (b) identify and implement new strategies to increase the Company’s opportunities to obtain financing; (c) present the Company at external meetings and conferences; (d) develop and implement improved IR/PR program; and (e) upgrade the management team and Board of the Company. In addition, Consultant shall introduce the Company to new sources of capital and /or collaborative opportunities.

Consultant shall perform these services for up to 80 hours per month.